Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Equity Incentive Plan and the 2003 Employee Stock Purchase Plan of Neurobiological Technologies, Inc. of our report dated July 30, 2004, with respect to the financial statements of Neurobiological Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California

September 28, 2004